Exhibit 10.3

[Execution]

MONEYGRAM INTERNATIONAL, INC.
2828 N. Harwood Street, 15th Floor
Dallas, TX 75201

August 9, 2021

Bank of America, N.A., as Administrative Agent
Agency Management
555 California Street, 4th Floor
Mail Code: CA5-705-04-09
San Francisco, CA 94104

Attention: Kevin Ahart

Re: Credit Agreement dated July 21, 2021 referred to below

Reference is made to that certain Credit Agreement, dated as of July 21, 2021, by and among MoneyGram International, Inc., a Delaware corporation (the “Borrower”), as the borrower, the lenders from time to time party thereto and Bank of America, N.A., in its capacity as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined in the body of this letter, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent and the Borrower acknowledge and agree that there is a typographical error in the definition of “Applicable Margin” in the Credit Agreement signed on July 21, 2021 (the “Typographical Error”). With respect to Term Loans, the Applicable Margin applicable to Floating Rate Advances should be 3.50% and the Applicable Margin applicable to Eurodollar Rate Advances should be 4.50%. In accordance with Section 8.04 of the Credit Agreement, the Administrative Agent and the Borrower hereby agree that the table in the definition of “Applicable Margin” shall be restated in its entirety to read as set forth below to correct the Typographical Error. The Borrower (i) agrees with the Administrative Agent, on behalf of the Term Lenders, to perform its obligations under the Credit Agreement and the other Loan Documents as if the table in the definition of “Applicable Margin” had been restated as below and (ii) agrees that the Term Lenders may rely on this letter agreement.

Facility	Floating Rate	Floating Rate during Step-Down Period	Eurodollar Rate	Eurodollar Rate during Step-Down Period
Revolving Loan........	3.25%	3.00%	4.25%	4.00%
Term Loan................	3.50%	N/A	4.50%	N/A
Swing Line Loan......	3.25%	3.00%	N/A	N/A

This letter agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The provisions of Section 9.09 (Confidentiality), Section 14.01 (Counterparts; Effectiveness), Section 14.02 (Electronic Execution of Assignments), Section 15.01 (Choice of Law), Section 15.02 (Consent to Jurisdiction) and Section 15.03 (Waiver of Jury Trial) shall apply to this letter agreement, mutatis mutandis.

#94832241v3

[Remainder of page intentionally left blank]

#94832241v3

Very truly yours,

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Lawrence Angelilli
Lawrence Angelilli
Chief Financial Officer

[Signature Page to Letter Agreement (MGI Credit Agreement)]

#94832241v3

Acknowledged and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Kevin L. Ahart
Kevin L. Ahart
Vice President

[Signature Page to Letter Agreement (MGI Credit Agreement)]

#94832241v3